Exhibit 99.1
ELLINGTON FINANCIAL INC. ANNOUNCES APPOINTMENTS TO BOARD OF DIRECTORS
—APPOINTS DR. RONALD I. SIMON AS CHAIRMAN OF THE BOARD—
—APPOINTS STEPHEN J. DANNHAUSER AS INDEPENDENT DIRECTOR—
OLD GREENWICH, Conn., January 28, 2021—Ellington Financial Inc. (NYSE: EFC) ("EFC" or the "Company") today announced that Dr. Ronald I. Simon, an Independent Director of the Company since 2007, has been appointed Chairman of the Board of Directors (the "Board"). Dr. Simon replaces Thomas F. Robards, who is stepping down from his role as Chairman and remains on the Board as an Independent Director. In addition, Stephen J. Dannhauser, the former chairman of Weil, Gotshal & Manges LLP, has been appointed to the Board as an Independent Director, effective immediately.
"We are pleased to announce that Ronald Simon will now serve as our Chairman of the Board. Ron has deep knowledge of the Company and has been an invaluable asset as a Director of the Company since its inception in 2007. We are also thrilled to welcome Stephen Dannhauser to our Board. Given Steve’s deep expertise in corporate law and his decades of experience advising corporate boards at Weil, we believe that he will add a valuable new perspective," said Laurence Penn, Chief Executive Officer of EFC.
Dr. Simon added, "I am honored to have been chosen to lead EFC’s Board. I look forward to working with the EFC Board and management team in this increased role, and I am committed to being a good steward for shareholders."
Mr. Dannhauser concluded, "I am extremely excited to join the Board of EFC. I believe that I can add value and an additional perspective to the Board as the Company continues to grow. I look forward to a bright future for EFC."
Prior to joining the Board, Mr. Dannhauser worked at Weil, Gotshal & Manges LLP (“Weil”) from 1975 until 2012. Mr. Dannhauser was named Weil’s executive partner in 1989 and served as its chairman from 2001 to 2012. Mr. Dannhauser continued to work at Weil in a consulting capacity through 2015. During his tenure at Weil, Mr. Dannhauser played a key role in crafting and executing business strategies that expanded Weil from its headquarters in New York to comprise 20 offices on three continents. During his tenure as chairman and executive partner, Mr. Dannhauser spent the bulk of his time overseeing the business operations of the firm, building its platform and expanding and deepening its client base. Mr. Dannhauser served as a director of Hydra Industries Acquisition Corp., a special purpose acquisition corporation, from October 2014 until December 2016. Mr. Dannhauser has been a member of the following organizations, committees and boards: The Fellows of the American Bar Foundation; Fellow of The New York Bar Foundation; ABA Law Firm Pro Bono Project Advisory Committee; The National Minority Business Council; NYC Bar Association Committee to Enhance Diversity; The Partnership for New York City; Chairman of the Board of Directors of The New York Police and Fire Widows’ and Children’s Benefit Fund; Chairman of the Board of Directors of Boys & Girls Harbor, Inc.; Member of the Board of Directors of Citizens Committee for New York City; Member of the Board of Directors of United Way of New York City; Advisory Board Member, New York Needs You; and Honorary Member of the Honor Legion of the Police Department of the City of New York. Mr. Dannhauser graduated from the State University of New York at Stonybrook (B.A. with honors, 1972), and from Brooklyn Law School (J.D. with honors in 1975), where he was a member and decisions editor of the Brooklyn Law Review (1973-1975). Mr. Dannhauser spends substantial time on various pro bono and philanthropic matters. We believe that Mr. Dannhauser is qualified to serve as a member of our board of directors due to his numerous directorship roles, leadership experience, and business industry contacts.
Cautionary Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company’s board of directors. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 13, 2020 and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q filed on May 21, 2020, as amended, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.